                                                                    EXHIBIT 10.1


                                    AMENDMENT
                                     TO THE
               INDUS INTERNATIONAL, INC. 1997 DIRECTOR OPTION PLAN
                             (AS PREVIOUSLY AMENDED)

         This Amendment ("Amendment") is made and executed this 6th day of May, 2004, to be effective as of the date hereof.

         WHEREAS, the Company previously has adopted the Indus International, Inc. 1997 Director Option Plan (the "Plan"); and

         WHEREAS, the Board of Directors of the Company has duly authorized and approved the amendments the Plan set forth in this Amendment; and

         NOW, THEREFORE, in accordance with Section 11 of the Plan, the Plan is hereby amended as follows:

         1. Administration and Grants of Options under the Plan. Section 4 of the Plan hereby is amended by deleting the language in subsection 4(a)(iii) and replacing it with the following:

                  "(iii) Each Outside Director shall be automatically granted an Option to purchase 25,000 Shares (a "Subsequent Option") on the date of the Company's annual meeting of stockholders upon such Outside Director's reelection to the Board, provided that on such date the Outside Director shall have served as a Director for at least the preceding six (6) months."

         2. Administration and Grants of Options under the Plan. Section 4 of the Plan hereby is amended by deleting subsection (b), and replacing it with the following:

         "(b) Grants to Committee Chairmen. All grants to Outside Directors serving as Chairman of the Audit Committee of the Board, Chairman of the Compensation Committee of the Board, or Chairman of the Nominating and Corporate Governance Committee of the Board (each such position being referred to herein as a "Committee Chairman") shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions and the provisions of
Section 4(a) above:

                  (i) Each Outside Director serving as a Committee Chairman shall be automatically granted an Option to purchase 5,000 Shares (the "First Chairman Option") on the date on which such person first becomes a Committee Chairman, whether through election or appointment.

                  (ii) Each Outside Director serving as a Committee Chairman shall be automatically granted an Option to purchase 5,000 Shares (a "Subsequent Chairman Option") on the date of the Company's annual meeting of stockholders upon such Outside Director's reelection to the Board, provided that on such date the Outside Director shall have served as a Committee Chairman for at least the preceding six (6) months and will continue to serve as a Committee Chairman following the date of grant of such Subsequent Chairman Option.

                  (iii) The terms of a First Chairman Option or a Subsequent Chairman Option granted hereunder shall be as follows:

                           (A)      The term of a First Chairman Option or a
Subsequent Chairman Option shall be ten (10) years.

                           (B)      The First Chairman Option or the Subsequent
Chairman Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

                           (C)      The exercise price per Share shall be 100%
of the Fair Market Value per Share on the date of grant of the First Chairman Option or the Subsequent Chairman Option. In the event that the date of grant of the First Chairman Option or the Subsequent Chairman Option is not a trading day, the exercise price per Share shall be the Fair Market Value on the next trading day immediately following the date of grant of the First Chairman Option or the Subsequent Chairman Option.

                           (D)      Subject to Section 10 hereof, the First
Chairman Option or the Subsequent Chairman Option shall become exercisable as to 100% of the Shares subject to such option on each anniversary of the date of grant, provided that the Optionee continues to serve as a Director on such dates."

         The provisions of the Plan, as heretofore amended, shall remain in full force and effect.

         IN WITNESS HEREOF, the Company has caused this Amendment to be duly executed as of the date first above written.

                                        INDUS INTERNATIONAL, INC.


                                    By: /s/ Adam V. Battani
                                       ----------------------------------------
                                        Adam V. Battani
                                    Its: Vice President, General Counsel and
                                         Assistant Secretary



                                     Page 2